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                                                                   EXHIBIT 10.14

                CONFIDENTIAL TREATMENT REQUESTED BY ABGENIX, INC.

                                 STOCK PURCHASE
                                       and
                               TRANSFER-AGREEMENT


THIS AGREEMENT is made and entered into this 15th day of July, 1996, by and between CELL GENESYS, INC. ("CG") and ABGENIX, INC. ("ABGENIX") .

     CG is engaged, among other activities, in the Antibody Business as defined in Article 1.

     CG's Board of Directors has determined that CG will (a) transfer to ABGENIX the assets of the Antibody Business and other specified assets and liabilities related to the Antibody Business as set forth herein, (b) provide $10,000,000 in cash to ABGENIX to fund its operations, (c) cause ABGENIX to issue to CG shares of ABGENIX's Series A Senior and Series 1 Subordinated Convertible Preferred Stock as set forth in Article 2, and (d) lend ABGENIX up to $4,000,000 in exchange for a convertible promissory note.

     The parties hereto have determined that it is necessary and desirable to set forth in this Agreement and in the Transaction Agreements (as defined in Section 3(h)) the principal corporate transactions determined by CG and ABGENIX to be appropriate to effect the transfer of the Antibody Business to ABGENIX and to set forth other agreements and undertakings by and between CG and ABGENIX.

     Simultaneously with the execution of this Stock Purchase and Transfer Agreement, CG and ABGENIX are entering into the Transaction Agreements.



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     NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

     1.   Definitions.

          "Antibody Business" shall mean the discovery, research, development, manufacturing, marketing and use for any purpose of all products that contain antibodies (excluding any Universal Receptor Product and any Gene Therapy Product), from any source, and the discovery, creation, development and use of transgenic mouse strains that make antibodies containing human variable regions.

          "ABGENIX Biological Materials" shall mean, without limitation, all cell lines, hybridomas, antibodies, YACs, vectors, mice and all other materials that relate to the Antibody Business as set forth on Exhibit A-1 hereto (which such Exhibit shall be updated and completed by mutual agreement of the parties no later than September 15, 1996).

          "CG Biological Materials" shall mean, without limitation, the materials as set forth on Exhibit A-2 hereto (which such Exhibit shall be updated and completed by mutual agreement of the parties no later than September 15, 1996).

          "Closing" shall have the meaning given in Section 5.1.

          "Collaboration Agreement" shall mean the Collaboration Agreement among CG, JT Immunotech USA Inc. and Xenotech, L.P. effective June 12, 1991, as amended.

          "Gene Therapy Product" shall mean a product based on the transfer or use of DNA, RNA, or hybrids thereof to treat or




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prevent disease by means of ex vivo or in vivo gene delivery, including without limitation the use of both viral and non-viral gene transfer systems.

     "Joint Biological Materials" shall mean, without limitation, the materials as set forth on Exhibit A-3 hereto (which such Exhibit shall be updated and completed by mutual agreement of the parties no later than September 15, 1996).

     "Know-How" shall mean, without limitation, all methods, prototypes, techniques, processes, technical and other information, unpatented inventions, trade secrets, concepts, ideas, data, experimental methods and results, sequences, assays, descriptions, protocols, business or scientific plans, correspondence, competitor information, depictions, supplier lists and any other information that relates to or is useful in the Antibody Business.

     "MRLOA" shall mean the Master Research License and Option Agreement effective June 28, 1996, by and among CG, Japan Tobacco Inc., and Xenotech, L.P.

     "Patent Rights" shall mean (i) all U.S. patents and patent applications listed on Exhibit B hereto and patents issuing on such applications; (ii) any continuations, continuations-in-part, divisionals, reexaminations, reissues or extensions of any of (i) above and (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above.

     "Note" shall mean the Convertible Promissory Note in the form of Exhibit I.

     "Preferred Stock" shall have the meaning given in Section 2.1.




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     "Transaction Agreements" shall mean the Services Agreement, the
Immunization Services Agreement, the Governance Agreement, the Tax Sharing Agreement, the Gene Therapy Rights Agreement, the Voting Agreement, the Note, and the Patent Assignment Agreement, each by and between CG and ABGENIX and of even date herewith, attached hereto respectively, as Exhibits C, D, E, F, G, H, I and J.

     "Universal Receptor Product" shall have the meaning set forth in the MRLOA.

     2.   Purchase and Sale of Shares of Preferred Stock; Loan.

          2.1 Subject to the terms and conditions hereof and in reliance upon the representations, warranties, covenants and agreements hereinafter set forth, ABGENIX shall issue and sell to CG, and CG shall subscribe for and purchase from ABGENIX 1,691,667 shares of Series A Senior Convertible Preferred Stock and 2,058,333 shares of Series 1 Subordinated Convertible Preferred Stock of ABGENIX (collectively, the "Preferred Stock"), having the designations, powers, preferences and voting, conversion and other special rights and qualifications, limitations and restrictions set forth in Exhibit K hereto for the consideration specified in Section 5 hereof.

          2.2 Subject to the terms and conditions hereof, CG agrees to make a loan to ABGENIX in the principal amount of up to $4,000,000 in exchange for which ABGENIX will execute the Note.




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     3. Representations and Warranties of ABGENIX.

        ABGENIX represents and warrants to CG that:

          (a) Organization, Good Standing, Power, Etc. ABGENIX (i) is a corporation duly incorporated; validly existing and in good standing under the laws of Delaware; (ii) has not yet commenced to do business in any other jurisdiction; and (iii) has all requisite corporate power and authority to (x) own or lease and operate its properties and carry on its business as presently being conducted and (y) execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

          (b) Articles of Incorporation and By-Laws. ABGENIX's Certificate of Incorporation and By-Laws, copies of which are attached hereto as Exhibits L and M, are in full force and effect and ABGENIX is not in violation of any of the provisions thereof.

          (c) Capitalization. The authorized capital stock of ABGENIX consists as of the date hereof of 20,000,000 shares of Preferred Stock, par value $0.0001 per share, of which on the date hereof no shares are issued and outstanding, and 50,000,000 shares of Common Stock, par value $0.0001 per share, of which on the date hereof, no shares are issued and outstanding.

          (d) Outstanding Rights to Purchase Securities. ABGENIX does not have outstanding any options, warrants, or other rights to purchase or to convert any security or obligation into, any shares of its capital stock, nor has ABGENIX agreed to issue or sell any shares of its capital stock; however, ABGENIX has committed to adopt a stock plan covering 1,600,000 shares of its Common Stock for grants of stock options and restricted stock to employees, consultants and directors.




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          (e) Valid Issuance. The Preferred Stock, when issued, paid for and delivered as contemplated by this Agreement, will be validly issued and fully paid.

          (f) Authorization of Agreement. This Agreement and the Transaction Agreements have been duly and validly authorized, executed and delivered by ABGENIX (and assuming due authorization, execution and delivery by CG) constitute valid and binding obligations of ABGENIX.

          (g) Effect of Agreement, Etc. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby in the manner contemplated herein will not, to the reasonable best knowledge of ABGENIX, violate any material provisions of law, statute, rule or regulation to which ABGENIX is subject.

          (h) Government Consents. To the reasonable best knowledge of ABGENIX, no consent; authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body or authority except the Commissioner of Corporations of the State of California is required in connection with (i) the execution, delivery, and performance by ABGENIX of this Agreement; (ii) the issuance, sale and delivery of the Preferred Stock; and
(iii) the execution, delivery and performance in substantially the forms attached hereto of the Transaction Agreements.

     4. Representations and Warranties of CG.

        CG represents and warrants to ABGENIX that:

          (a) Organization, Good Standing, Power, Etc. CG (i) is a corporation duly incorporated, validly existing and in




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good standing under the laws of the State of Delaware; (ii) is duly qualified to do business and is in good standing in each United States jurisdiction in which failure to do so would have a material adverse effect on its business; and (iii) has all requisite power and authority to (x) own or lease and operate its properties and carry on its business as presently being conducted and (y) execute, deliver and perform this Agreement and consummate the transactions contemplated hereby and thereby.

          (b) Authorization of Agreements. This Agreement and the Transaction Agreements have been duly and validly authorized, executed and delivered by CG and (and assuming due authorization, execution and delivery by ABGENIX) constitute the valid and binding obligations of CG;

          (c) Government Consents. To the reasonable best knowledge of CG; no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body or authority except the Commissioner of Corporations of the State of California is required in connection with (i) the execution, delivery and performance by CG of this Agreement and (ii) the execution, delivery and performance of the Transaction Agreements.

          (d) Effect of Agreements, Etc. The execution, delivery and performance of this Agreement, and the Transaction Agreements and consummation of the transactions contemplated hereby and thereby in the manner contemplated herein and therein will not, with or without the giving of notice or the lapse of time or both, to the reasonable best knowledge of CG (i) violate any material provisions of law, statute, rule or regulation to




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which CG is subject; (ii) violate any judgment, order, writ, injunction or decree of any court applicable to CG; or (iii) result in the breach of, or conflict with any material term, covenant, condition or provision of, require the modification or termination of, constitute a default under, or result in the creation or imposition of any material lien, pledge, mortgage, claim, charge or any encumbrance whatsoever upon any of the properties or assets of CG pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument to which CG is a party or by which any of its assets or properties is or may be bound or affected or from which CG derives material benefit.

          (e) Investment Purposes. It is acquiring the Preferred Stock and Note for its account as principal, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Preferred Stock or Note.

          (f) Private Placement. It acknowledges that the offering and sale of the Preferred Stock and the Note are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder.

          (g) Accredited Investor. It is capable of evaluating the merits and risks of its investment in ABGENIX and has the capacity to protect its own interests.




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     5. Closing; Purchase Price.

          5.1 Subject to the terms and conditions of this Agreement, the issuance and sale of the Preferred Stock and consummation of the other transactions contemplated hereby (the "Closing") shall take place at 3:0O P.M, on July 19, 1996 or such other time or date as the parties may agree at the offices of CG at 322 Lakeside Drive, Foster City, California.

          5.2 Subject to the terms and condition of this Agreement, ABGENIX will deliver to CG at the Closing:

               5.2.1 Certificates for the shares of Preferred Stock registered in the name of CG against payment therefor as set forth in Section 5.3 hereof;
5.2.2 duly executed copies of the Transaction Agreements; and

               5.2.3 the Note; provided that if at the Closing a permit has not been received from the California Department of Corporations for issuance of the Note, the parties shall use good faith efforts to obtain such permit and the Note shall be delivered upon its receipt.

          5.3 Subject to the terms and conditions of this Agreement, CG will:

               5.3.1 In exchange for the shares of Series A Senior Convertible Preferred Stock, (a) deliver or transfer to the account of ABGENIX the sum of $10 million in readily available funds and (b) assign the employee notes in the aggregate principal amount of $150,000 listed on Exhibit N hereto;




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               5.3.2 In exchange for the shares of Series 1 Subordinated
Preferred Stock, assign to ABGENIX all of its right, title and interest in and to the assets of the Antibody Business including but not limited to (a) the Patent Rights, (b) all Know-How that relates exclusively to the Antibody Business and all Know-How as defined in the Collaboration Agreement (c) the ABGENIX Biological Materials, (d) the equipment, furniture and fixtures leased by CG and used in the Antibody Business as listed on Exhibit O hereto (which such Exhibit shall be updated and completed by mutual agreement of the parties no later than September 15, 1996), subject to the assumption by ABGENIX of the remaining lease obligations for such capital equipment, (e) existing agreements that relate to the Antibody Business including but not limited to the agreements listed on Exhibit P hereto (which such Exhibit shall be updated and completed by mutual agreement of the parties no later than September 15, 1996), subject to the assumption by ABGENIX of and its agreement to perform any obligation thereunder and the indemnification agreement of ABGENIX as set forth in Section 8.3, (f) CG's partnership interest in Xenotech, L.P., (g) all shares of capital stock owned by CG in Xenotech, Inc., and (h) the Mice or rights to the Mice as such term is defined in the MRLOA;

               5.3.3 Grant to ABGENIX as further consideration (and CG hereby makes such grant effective at the Closing) a worldwide, royalty-free, fully paid up, perpetual, irrevocable license, with the right to sublicense, to use the Joint Biological Materials and to practice any Know-How owned or controlled by CG that relates both to the Antibody Business and




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to other businesses of CG, and to make, have made, sell or otherwise distribute products incorporating the Joint Biological Materials and such Know-How, which license shall be for use solely in the Antibody Business and the Expanded Field (as such term is defined in the Collaboration Agreement), and which shall be exclusive within such field of use;

               5.3.4 Grant to ABGENIX as further consideration (and CG hereby makes such grant effective at the Closing) a worldwide, royalty-free, fully paid up, perpetual, irrevocable license, with the right to sublicense, to use the CG Biological Materials, and to make, have made, sell or otherwise distribute products incorporating the CG Biological Materials, which license shall be for use solely in the Antibody Business, and which shall be exclusive within such field of use;

               5.3.5 Grant to ABGENIX as further consideration (And CG hereby makes such grant effective at the Closing) a nonexclusive, worldwide, royalty-free, fully paid up, perpetual, irrevocable license, with the right to sublicense, to practice any Know-How and to use any reagents and other materials owned or controlled by CG that may be unrelated to the Antibody Business, and to make, have made, sell or otherwise distribute products incorporating such Know-How and materials, to the extent required to practice the Patent Rights and the Know-How assigned to ABGENIX pursuant to Section 5.3.2 or licensed under Sections 5.3.3 or 5.3.4;

               5.3.6 Deliver to ABGENIX duly executed copies of the Transaction Agreements.




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          5.4 Subject to the terms and conditions of this Agreement, ABGENIX will grant to CG (and ABGENIX hereby makes such grant effective at the Closing), a worldwide, royalty-free, fully paid up, perpetual, irrevocable license, with the right to sublicense, under Patent Rights arising under patent docket number Cell 22 (as set forth on Exhibit B), to make, have made, use, sell or otherwise distribute products covered by such patent outside of the Antibody Business, which license shall be exclusive in such field of use except for any rights of JT Immunotech USA Inc., in the Expanded Field.

          5.5 Notwithstanding the provisions of Section 5.3.2, no agreement shall be assigned hereunder if such assignment would constitute a breach thereof. If any agreement set forth above cannot be assigned by CG to ABGENIX because, despite its reasonable best efforts, CG is unable to secure the required consent of a third party to such assignment, CG, if intellectual property is involved, will grant to ABGENIX an exclusive, worldwide, royalty-free license with right of sublicense to the applicable intellectual property rights to the extent it is legally permitted to do so and subject to ABGENIX's agreement to be bound by and perform all the obligations of CG under any such agreement.

     6.   Registration Rights; Legend.

          6.1  Registration Rights.

               6.1.1 Request for Registration.

                    (a) If ABGENIX shall receive, at any time after six months following the initial public offering of Common Stock of ABGENIX (other than pursuant to a registration statement




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relating either to the sale of securities to employees of ABGENIX pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from CG, that ABGENIX file an underwritten registration statement under the Securities Act covering the registration of at least five percent of the Registrable Securities held by CG (a "Demand Registration"), ABGENIX shall, subject to the limitations set forth below, as soon as practicable, use its reasonable best efforts to effect such registration under the Securities Act. "Registrable Securities" shall mean all Common Stock of ABGENIX issued or issuable upon conversion of the Series A Senior Convertible Preferred Stock, Series 1 Subordinated Convertible Preferred Stock and the Note, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions with respect to such shares.

                    (b) The underwriter shall be selected by CG but shall be reasonably acceptable to ABGENIX. CG (together with ABGENIX) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                    (c) In addition, ABGENIX shall not be obligated to effect, or to take any action to effect, any registration:

                        (1) Within 90 days after the effective date of any registration statement effected by ABGENIX, whether for its own Account or for the account of others; or

                        (2) On Form S-1 (or any comparable or successor form to such form) after ABGENIX has effected one




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Demand Registration and such registration has been declared or ordered effective. CG shall nevertheless have the continuing right to additional registrations on Form S-3 (or any comparable successor form to such form) even though it has already had an effective Demand Registration so long as the gross proceeds of the offering are expected to be at least $500,000. Registrations on Form S-3 need not be underwritten.

                    (d) ABGENIX shall use its reasonable best efforts to register and qualify the securities covered by any such registration statement under such other securities or Blue Sky laws of such jurisdictions in the United States as shall be reasonably requested by CG; provided that ABGENIX shall not be required in connection therewith or as a condition thereto to qualify to-do business or to file a general consent to services of process in any such states or jurisdictions, unless ABGENIX is already subject to service in such jurisdiction and except as may be required by the Securities Act.

                    (e) ABGENIX shall cause all such securities registered pursuant to any such registration to be listed on each U.S. securities exchange or quotation system on which similar securities issued by ABGENIX are then listed.

               6.1.2 Piggyback Registration.

                    (a) In the event ABGENIX decides to register any of its Common Stock (either for its own account or the account of a security holder or holders exercising their respective demand registration rights) on a form that would be suitable for a registration involving solely Common Stock held by CG, ABGENIX will promptly give CG written notice thereof (which




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shall include a list of the jurisdictions in which ABGENIX intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws). Upon the written request of CG delivered to ABGENIX within 14 days after delivery of such written notice from ABGENIX, ABGENIX shall, subject to the limitations set forth below, include in such registration, all Registrable Securities (as defined above) that CG has requested to be so registered.

                    (b) If the registration of which ABGENIX gives notice is for a registered public offering involving an underwriting, ABGENIX shall so advise CG as a part of the written notice given pursuant to Section 6.1.2(a) above. In such event the right of CG to registration shall be conditioned upon such underwriting and the inclusion of the Registrable Securities in such underwriting to the extent provided in this section. CG shall (together with ABGENIX and the other holders distributing their securities through such underwriting) enter into an underwriting agreement with the underwriter's representative for such offering. CG shall have no right to participate in the selection of the underwriters for an offering pursuant to this section.

                    (c) In the event the underwriter's representative advises CG in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the registration require a limitation of




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the number of shares to be underwritten, the underwriter's representative may:

                        (1) in the case of ABGENIX's initial public offering, exclude some or all Registrable Securities from such registration and underwriting; and

                        (2) in the case of any registered public offering subsequent to ABGENIX's initial public offering, limit the number of shares of Registrable Securities to be included in such registration and underwriting; provided, however, that the total number of shares of Registrable Securities CG to be included in such registration shall not be less than one-third of the total number of shares included in such registration. In such event, the underwriter's representative shall so advise CG and the number of shares of Registrable Securities that may be included in the registration and underwriting (if any) shall be allocated (consistent with the preceding sentence) as follows: among CG and holders of other securities requesting and legally entitled to include shares of Common Stock in such registrations, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) requesting and entitled to inclusion in such registration held by CG and such other holders at the time of filing of the registration statement. No Registrable Securities or other securities excluded from the underwriting by reason of this section shall be included in such registration statement.

                        (3) If CG disapproves of the terms of any such underwriting, CG may elect to withdraw therefrom by




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written notice to ABGENIX and the underwriter delivered at least seven days prior to the effective date of the registration statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                    (d) In the event of any registration of Registrable Securities pursuant to this Section 6.1.2, ABGENIX will exercise its best efforts to register and qualify the securities covered by the registration statement under such other securities or Blue Sky laws of such jurisdictions as CG shall reasonably request and as shall be reasonably appropriate for the distribution of such securities; provided, however, that ABGENIX shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               6.1.3 Expenses. All expenses incurred by ABGENIX in complying with Section 6 of this Agreement (including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for ABGENIX and one special counsel for CG (if different from counsel for ABGENIX), blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration) shall be borne by ABGENIX; provided, nonetheless, that all such expenses incurred in connection with any registration that is solely for the benefit of CG shall be paid by CG. Notwithstanding the above, ABGENIX shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6 if the registration request is subsequently




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withdrawn at the request of CG; provided, however, that if at the time of such withdrawal, CG shall have learned of a material adverse event with respect to the condition, business, or prospects of ABGENIX not known to CG at the time of its request, then ABGENIX shall be required to pay such expenses. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement shall be borne by the holders of the securities registered pro rata on the basis of the number of shares registered.

               6.1.4 Indemnification.

                     (a) To the extent permitted by law, ABGENIX will indemnify CG, each of its officers, directors and each person controlling CG, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such registration, qualification or compliance, or are based on any omission (or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by ABGENIX of the Securities Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to ABGENIX and relating to action or inaction required




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of ABGENIX in connection with any such registration, qualification or compliance; and ABGENIX will reimburse CG, each of its officers, directors, and legal counsel, each such underwriter, and each person who controls CG or such underwriter, for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this section shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of ABGENIX (which consent shall not unreasonably be withheld); and provided, further, that ABGENIX will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to ABGENIX by CG, its officers, directors, or legal counsel, underwriter, or controlling person and stated to be specifically for use in connection with the offering of securities of ABGENIX.

                    (b) To the extent permitted by law, CG will, if Registrable Securities are included in the securities as to which such registration, qualification or compliance is being effected pursuant to this Agreement, indemnify ABGENIX, each of its directors and officers, each underwriter, if any, of ABGENIX's securities covered by such a registration statement, each person who controls ABGENIX or such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue




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

statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document (including any related registration statement) incident to any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by CG of the Securities Act, the 1934 Act or any state securities law, or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, applicable to CG and relating to action or inaction required of CG in connection with any such registration, qualification or compliance; and will reimburse ABGENIX, such directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to ABGENIX by CG and stated to be specifically for use in connection with the offering of securities of ABGENIX, provided, however, that CG's liability under this section shall not exceed CG's proceeds from the offering of securities made in connection with such registration; and provided, further, that the indemnity contained in this section shall not apply to amounts paid in settlement of any such claim, loss, damage,




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

liability or action if settlement is effected without the consent of CG (which consent shall not unreasonably be withheld).

                    (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, jointly with any other indemnifying party similarly noticed; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of ABGENIX and CG in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this section, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this section, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this Section 6.1.4.

               6.1.5 Limitations on Registration Rights Granted to Other Security Holders. ABGENIX shall not enter into any; agreement with any holder or prospective holder of any securities of ABGENIX providing for the granting to such holder of any registration rights, except that, with the consent of ABGENIX, additional holders of ABGENIX securities may be granted registration rights on a pari passu basis with CG with regard to any or all securities of ABGENIX held by them.

               6.1.6 Transfer of Rights. The registration rights granted by ABGENIX to CG under this Agreement may be assigned to a transferee or assignee of at least 250,000 shares of Common Stock, Series A Senior Convertible Preferred Stock or Series 1 Subordinated Convertible Preferred Stock of ABGENIX held by CG, including shares issued pursuant to stock splits, stock dividends and similar distributions with respect to such shares, other than shares that are sold to the public; provided that (a) ABGENIX is given written notice of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and (b) the transferee or assignee of such rights is not a person deemed by the Board of Directors of ABGENIX, in its best judgment, to be a competitor of ABGENIX.

          6.2 Legend. Each certificate representing (i) the Preferred Stock and
(ii) any other securities issued in respect of the Preferred Stock or upon any stock split, stock dividend, recapitalization, merger, conversion, consolidation or similar event relating to the Preferred Stock, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend or legends required under applicable state securities laws):

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

     7.   Inventions.

          It is contemplated that the parties may continue to share facilities for a period of six months after the Closing, and possibly longer by mutual agreement. During such time employees of CG and ABGENIX may continue to exchange ideas and concepts. Accordingly, the parties agree that:

          (a) Any inventions made solely by CG employees shall be the property of CG and any inventions made solely by employees of ABGENIX shall be the property of ABGENIX, and the respective owner shall be responsible for filing, prosecuting, maintaining, enforcing and defending any patent applications or issued patents with respect thereto.

          (b) Any inventions made jointly by employees of CG and employees of ABGENIX shall be jointly owned by the parties, and the parties shall mutually agree on how to share the responsibility and expense of filing, prosecuting, maintaining, enforcing and defending any patent applications or issued patents with respect thereto.

          (c) Notwithstanding the foregoing, CG hereby agrees to grant to ABGENIX an exclusive, worldwide, royalty-free license with right to sublicense to practice in the Antibody Business CG's rights to any such jointly-owned invention, whether or not patented, that is made during the period that the parties jointly share facilities under the Services Agreement and for six months thereafter, and ABGENIX hereby agrees to grant to CG an exclusive, worldwide, royalty-free license with right of sublicense to practice outside the Antibody Business ABGENIX's rights to any such jointly owned invention, whether or not patented, that is made during the period of joint sharing of facilities under the Services Agreement and for six months thereafter.

     8.   Certain Particular Agreements of CG and ABGENIX.

          8.1 Except as expressly provided herein, ABGENIX and CG agree that thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other party pursuant to this Agreement (including, without limitation, know-how), except to the extent that it can be established by the receiving party by competent proof that such information:

          (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure; provided, however, that this exception shall not apply to information assigned or licensed exclusively by it to the other hereunder;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

          (d) was subsequently lawfully disclosed to the receiving party by a person other than the disclosing party; or

          (e) was developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

          Notwithstanding the foregoing, a party hereto may nevertheless disclose the other party's information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, making a permitted sublicense or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required to make any such disclosure of another party's secret or confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise).

          8.2 Effective at the Closing, ABGENIX assumes and agrees to discharge when due all obligations of the Business, including without limitation all obligations of CG under the agreements, contracts and other obligations transferred under this Agreement. In addition, effective at the Closing, ABGENIX agrees to assume liability for the accrued vacation time of those CG employees transferred to ABGENIX.

          8.3 To the extent permitted by law, ABGENIX shall indemnify CG, each of its officers, directors, agents, and each person controlling CG, if any, against all claims, losses, damages or liabilities (or actions in respect thereof) to the extent such claims, losses, damages or liabilities arise out of or are based upon (a) the breach or alleged breach by ABGENIX of any agreement, contract or other obligation transferred to ABGENIX under this Agreement, (b) claims relating to products manufactured and/or sold by or through ABGENIX, (c) claims made by persons who immediately prior to the Closing were employees of CG and who immediately after the Closing become employees of ABGENIX, and (d) operation of the Business after the Closing; and ABGENIX agrees to reimburse each indemnified person for any legal and other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the indemnity contained in this section shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of ABGENIX (which consent shall not unreasonably be withheld); and provided, further, that the indemnity contained in this section shall not apply to any amounts covered by CG's insurance.

          8.4 Right of First Refusal.

          (a) ABGENIX hereby grants to CG the right of first refusal to purchase up to its Pro Rata Share of New Securities (as defined below) which ABGENIX may, from time to time, propose to sell and issue so long as CG's Pro Rata Share is at least fifty percent. CG may purchase said New Securities on the same terms and at the same price at which ABGENIX proposes to sell the New Securities. The "Pro Rata Share" of CG for purposes of this right of first refusal, is the ratio of (i) the total number of shares of Common Stock held by CG (including any shares of Common Stock into which shares of any convertible securities held by CG are convertible) to (ii) the total number of shares of Common Stock and Common Stock options outstanding immediately prior to the issuance of the New Securities (including any shares of Common Stock into which outstanding shares of convertible securities are convertible).

          (b) "New Securities" shall mean any capital stock of ABGENIX, whether authorized or not, and any rights, options, or warrants to purchase said capital stock, and securities of any type whatsoever that are, or may become, convertible into said capital stock; provided that "New Securities" does not include (i) convertible securities issued by ABGENIX in the first private financing concluded within one year after the date of this Agreement; (ii) securities offered pursuant to a registration statement filed under the Securities Act; (iii) securities issued pursuant to the acquisition of another corporation by ABGENIX by merger, purchase of substantially all of the assets, or other reorganization, if approved by ABGENIX's Board of Directors; (iv) shares issued or issuable to employees pursuant to a plan or arrangement approved by ABGENIX's Board of Directors (except to the extent that such shares would cause an adjustment to the conversion rate of any of ABGENIX's convertible securities); (v) shares issued without consideration pursuant to a stock dividend, stock split, or similar transaction; and (vi) warrants, and shares issuable upon exercise of such warrants, issued in connection with equipment leasing or facility financing transactions approved by ABGENIX's Board of Directors.

          (c) In the event ABGENIX proposes to undertake an issuance of New Securities, it shall give CG written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which ABGENIX proposes to issue the same the number of shares which CG is entitled to purchase, and a statement that CG shall have 20 days to respond to such Notice. CG shall have 20 days from the date of receipt of the Notice to agree to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to ABGENIX and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

          (d) In the event that CG fails to exercise in full the right of first refusal within said 20 day period, ABGENIX shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall, be closed, if at all, within 60 days from date of said agreement) to sell the New Securities respecting which CG's rights were not exercised, at a price and upon general terms no more favorable to the purchaser thereof than specified in the Notice. In the event ABGENIX has not sold the New Securities within said 90 day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of said agreement), ABGENIX shall not thereafter issue or sell any New Securities without first offering such securities to CG in the manner provided above.

          (e) The right of first refusal granted under this Section 8.4 shall expire upon:

               (i) The effective date of a Registration Statement filed by ABGENIX in connection with a bona fide firm commitment underwritten public offering of ABGENIX's Common Stock; or

               (ii) The registration of ABGENIX's Common Stock under the 1934
Act.

          (f) The right of first refusal granted under this Section 8.3 is assignable by CG to any transferee of a minimum of 250,000 shares of Common Stock (including any shares of Common Stock into which shares of convertible securities then held by it are convertible).

          8.5 Notwithstanding any other provisions of this Agreement, neither party shall be required to take any action hereunder if such action would constitute a breach of any contract to which it is a party, including without limitation the MRLOA.

     9.   GenPharm Litigation.

     ABGENIX agrees to cooperate with CG in connection with the pending litigation between CG and GenPharm International, Inc., styled as Cell Genesys, Inc. v. GenPharm International, Inc. and Related Cross-Action (Santa Clara Superior Court Case No. CV 738041) and GenPharm International, Inc. v. Japan Tobacco, Inc., et al. (N. Dist. California Federal District Court Case No. C 96-0487 CW) (collectively the "GenPharm Litigation"). Without limiting the foregoing, ABGENIX shall (a) identify, designate and make ABGENIX employees and consultants available to serve as witnesses to testify on behalf of CG for corporate depositions; (b) assist litigation counsel to comply with CG's discovery obligations, including, without limitation, responding to written discovery requests; and (c) perform such other ministerial and administrative functions that may be necessary and appropriate to ensure that the GenPharm Litigation is prosecuted and/or defended as efficiently as possible to obtain results most favorable to CG under the circumstances. All out-of-pocket expenses (i.e., expenses paid to third parties, other than compensation paid to ABGENIX employees) incurred by ABGENIX in the performance of the foregoing obligations shall be paid or reimbursed by CG and CG shall be solely responsible for the payment of any settlement, judgment and costs incurred in the GenPharm litigation.

     10.  Miscellaneous.

          10.1 Entire Agreement. This Agreement, together with the Transaction Agreements, constitutes the entire understanding of the parties with respect to the matters provided for herein and supersedes any previous agreements and understanding between the parties with respect to the subject matter hereof and thereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the party against whom such amendment, modification or alteration is asserted.

          10.2 Assignment. Except as set forth in Sections 6 and 8.3(d), neither party shall delegate duties of performance or in whole or in part, rights or obligations under this without the prior written consent of the other party, except either party may assign this Agreement without such consent to an entity that acquires all or substantially all of the assets or business of such party, whether by sale, merger or otherwise. The terms and conditions of this Agreement shall be binding on and inure to benefit of the permitted successors and Assigns of the parties.

          10.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          10.4 Headings. The headings of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          10.5 Modifications and Waivers. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar) or of the same provision in respect of a subsequent event.

          10.6 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent by facsimile transmission or mailed by registered or certified mail addressed to the party to whom such notice is required or permitted to be given. All notices shall be deemed to have been given when transmitted if given by facsimile and confirmation of receipt is received or, if mailed, forty-eight hours after mailed as evidenced by the postmark at the point of mailing.

        All notices to CG shall be addressed as follows:
        Cell Genesys, Inc.
        322 Lakeside Drive
        Foster City, CA 94404
        Attention: President
        Facsimile: (415) 358-9316
        All notices to ABGENIX shall be addressed as follows:
        Abgenix, Inc.
        324 Lakeside Drive
        Foster City, CA 94404
        Attention: President
        Facsimile: (415) 358-0318

Either party may, by written notice to the other, designate a new address or number to which notices to the party giving the notice shall thereafter be mailed or sent.

          10.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of

California applicable to agreements made and to be performed in such jurisdiction.

          10.8 Further Action. At any time or from time to time after the date hereof, either party shall, at the request of the other party and at such other party's expense, execute and deliver any further instruments or documents and take all such further action as such party reasonably may request in order to consummate and make effective the transaction contemplated by this Agreement.

          10.9 Severability. If any provisions hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be thereafter amended by the parties hereto such that it is thereafter legal, valid and enforceable and gives effect to the intention of the parties, but in any event the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

          10.10 No Third-Party Beneficiaries. The provisions of this Agreement are for the sole benefit of the parties of this Agreement and are not for the benefit of any third party.

          10.11 Disputes. If disagreement should arise between the parties with respect to any provision of this Agreement or the Transaction Agreements, the parties will use reasonable efforts to resolve such dispute through mediation. If the parties are unable to do so within 60 days, either party may submit the matter to binding arbitration before a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any such arbitration shall be completed within 180 days following the date a party submits such matter to arbitration. No punitive damages may be awarded in any such arbitration, and enforcement of any award may be made by any court having jurisdiction over the parties.

          IN WITNESS WHEREOF, the undersigned have caused this Stock Purchase and Transfer Agreement to be executed as of the date first above written.

                                 CELL GENESYS, INC.

                                 By: /s/ Stephen A. Sherwin
                                     -------------------------------------
                                     Stephen A. Sherwin
                                     President and Chief Executive Officer


                                 ABGENIX, Inc.

                                 By: /s/ R. Scott Greer
                                     -------------------------------------
                                     R. Scott Greer
                                     President and Chief Executive Officer

                                  Exhibit List

EXHIBIT A-1     ABGENIX Biological Materials
EXHIBIT A-2     CG Biological Materials
EXHIBIT A-3     Joint Biological Materials
EXHIBIT  B      Patents and Patent Applications
EXHIBIT  C      Services Agreement
EXHIBIT  D      Immunization Services Agreement
EXHIBIT  E      Governance Agreement
EXHIBIT  F      Tax Sharing Agreement
EXHIBIT  G      Gene Therapy Rights Agreement
EXHIBIT  H      Voting Agreement
EXHIBIT  I      Convertible Promissory Note
EXHIBIT  J      Patent Assignment Agreement
EXHIBIT  K      Certificate of Designations
EXHIBIT  L      Certificate of Incorporation
EXHIBIT  M      Bylaws
EXHIBIT  N      Employee Notes
EXHIBIT  0      Equipment, Furniture and Fixtures
EXHIBIT  P      Antibody Business Agreements

                                   Exhibit A-1

                          ABGENIX Biological Materials



[***]


























[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit A-1

                          ABGENIX Biological Materials

                                   (CONTINUED)


[***]


























[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit A-1

                          ABGENIX Biological Materials

                                   (CONTINUED)


[***]


























[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit A-1

                          ABGENIX Biological Materials

                                   (CONTINUED)

[***]


























[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit A-2

                             CG Biological Materials



[***]





























[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit A-3

                           Joint Biological Materials


[***]





























[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Exhibit B

DOCKET NO.      FILING      DATE      SERIAL NO.      TITLE      INVENTORS



[***]





























[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    Exhibit B

                                   (CONTINUED)


DOCKET NO.      FILING      DATE      SERIAL NO.      TITLE      INVENTORS



[***]





























[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                                       EXHIBIT C

                               SERVICES AGREEMENT

     This Services Agreement is made as of the 15th day of July, 1996, between CELL GENESYS, INC. ("CG") and ABGENIX, INC. ("ABGENIX").

                                R E C I T A L S

     The parties desire that CG provide certain services to ABGENIX, and CG is willing to provide such services on the terms and conditions set forth herein.

     NOW, THEREFORE, the parties agree as follows:

     1.   Administrative Services.

     During the term of this Agreement, CG shall provide to ABGENIX the administrative services ("Administrative Services") and the facilities set forth in Schedule 1 attached hereto. CG shall be required to provide the Administrative Services only to the extent and only at the locations such services are currently being provided by CG for its Antibody Business, as such term is defined in the Stock Purchase and Transfer Agreement between ABGENIX and CG effective as of July 15, 1996 (the "Business") immediately prior to the date of formation of ABGENIX and transfer to it by CG of the Business.

     2.   Development Services.

     During the term of this Agreement, CG shall provide to ABGENIX the development services set forth in Schedule 1 attached hereto ("Development Services"). The Development Services shall be available to ABGENIX only for purposes of conducting the Business and shall not be used by ABGENIX for any other purpose.

     3.   Performance of Services.

     A. CG shall not be obligated to acquire new or additional assets, or hire new or additional employees, to perform the Administrative Services and Development Services (collectively, the "Services"). In addition, CG may contract with one or more third parties for the performance of all or any part of the Services provided (i) the costs to ABGENIX for the services to be provided by the third party do not exceed the amounts that would have been charged by CG, (ii) the level of service provided by the third party is at least substantially equivalent to that provided by CG hereunder, and (iii) such third party is reasonably acceptable to ABGENIX. It is currently contemplated that the Services will generally continue to be provided by the entity (whether such entity be CG or a third party) that is providing such Services as of the date hereof. ABGENIX agrees that all third parties currently providing any Services are acceptable third parties to provide such Services.

     B. Each party shall provide to the other party on a timely basis any and all information which is necessary for CG to provide the Services as set forth herein. Neither party shall have any right to obtain any confidential or proprietary information of the other party as the result of the Services provided hereunder, and any such information so obtained shall be treated in accordance with Section 9.

     4.   Performance and Limitation of Services.

          A. CG shall provide the Services at a comparable level to that provided for its internal operations. In addition, CG shall be required to provide the Services only as reasonably appropriate to conduct the Business and shall not be required to provide a level of service which is materially higher than that currently provided by CG for its internal operations or as contemplated by CG's operating budget.

          B. CG shall not be required to perform any Administrative Services, to the extent such services would result in the breach of any software license or other applicable contract by which it is bound. If CG believes it is unable to provide any Services pursuant to the foregoing, CG shall promptly notify ABGENIX. If requested by ABGENIX, CG shall use reasonable efforts to obtain the rights necessary to provide such Services, including obtaining any appropriate consents from third parties. ABGENIX shall be responsible for all additional costs and expenses incurred by CG in order to allow CG to provide such Services. If any Services are not provided by CG pursuant to this Section 4(B), ABGENIX shall not be responsible for the price (as set forth in Section 5) applicable to such Services which are not provided.

          C. CG shall not be required to provide any Services to the extent the performance of such Services becomes impracticable as a result of a cause or causes outside CG's reasonable control or to the extent the performance of such Services would require it to violate any applicable laws, rules or regulations.

     D. ABGENIX shall have continued access to the premises where the Business is presently being conducted, and CG shall continue to provide administration and utility support for the premises (i.e., telephone, utilities, housekeeping, etc.) as set forth on Schedule 1. Nothing herein is intended to give ABGENIX exclusive access to any of the premises or any part of the premises, except as expressly provided in Schedule 1.

     E. CG MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND CG SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES TO BE PROVIDED HEREUNDER.

     5.   Price.

          A. ABGENIX shall pay to CG, as the price for the Services performed and facilities provided by CG pursuant to this Agreement, the amounts set forth in Schedule 1 hereto. Schedule 1 shall be subject to adjustment semi-annually by mutual agreement, no later than September 30 for the six months beginning January 1 and no later than March 31 for the six months beginning July 1.

          B. CG shall submit to ABGENIX a quarterly invoice on the first day of each calendar quarter for reimbursement for the Services to be performed by CG during such quarter under this Agreement, in accordance with Schedule 1, as it may be amended from time to time. The invoice shall be payable on the last day of the calendar quarter. As long as ABGENIX is eligible to draw on the Convertible Promissory Note in the maximum principal amount of $4,000,000 dated July 15, 1996 held by CG (the "Note"), ABGENIX shall be deemed to have drawn the amount of the invoice as of the last day of the calendar quarter. At such time as ABGENIX is no longer eligible to draw on the Note, invoices shall be payable in cash.

          C. In addition, CG shall submit to ABGENIX a monthly invoice on the fifth business day of each month for reimbursement for any payments made to third parties on behalf of ABGENIX in the prior month. The invoice shall be payable upon receipt in cash.

          D. An interest charge of 1% per month shall be payable for all amounts payable to CG under Section 5.C more than 10 days overdue. In the event that ABGENIX, in good faith, questions any invoiced item, such amount shall be payable immediately after the satisfactory resolution of such item.

     6.   Term.

          A. Unless terminated earlier as provided in this Section 6, this Agreement shall terminate on the later of December 31, 1996 or the date on which ABGENIX and CG no longer share facilities (the "Termination Date"). The Termination Date shall be automatically extended for successive six-month periods unless written notice of termination is given by the terminating party to the other party at least ninety days in advance of the next Termination Date.

          B. This Agreement may be terminated upon thirty days' notice by the mutual consent of the parties.

          C. Either party may terminate this Agreement if the other party is in material default under this Agreement and fails to correct such default within thirty days after receiving written notice of such default.

      7.    Indemnification.

            A. ABGENIX shall indemnify and hold harmless CG, its affiliates, and their officers, directors, employees, and agents from and against all claims, liabilities, obligations, suits, causes of action, or expenses (including reasonable attorneys fees) (collectively "Claims") claimed to have resulted, directly or indirectly, from or in connection with the performance of the Services or in the provision of facilities; provided, however, that ABGENIX shall not be required to indemnify or hold harmless CG to the extent the Claims are caused by the negligence or willful misconduct of CG.

            B. CG shall indemnify and hold harmless ABGENIX, its affiliates, and their officers, directors, employees, and agents from and against all Claims claimed to have resulted, directly or indirectly, from or in connection with the performance of the Services or in the provision of facilities; provided, however, that CG shall not be required to indemnify or hold harmless ABGENIX to the extent the Claims are caused by the negligence or willful misconduct of ABGENIX.

            C. An indemnitee shall provide written notice to the indemnifying party of any Claims with respect to which it seeks indemnification, and the indemnifying party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnitee. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such claim made by an indemnified party without the indemnifying party's consent (such consent not to be unreasonably withheld or delayed). No indemnified party will be subject to any liability for any settlement of such Claims made by the indemnifying party without such party's consent (such consent not to be unreasonably withheld or delayed), and such settlement shall include an unconditional release of all indemnitees from all liability on such claims. If an indemnified party desires to retain separate counsel, such indemnified party shall have the right to do so, but the indemnifying party will not be obligated to pay the fees and expenses of such separate counsel. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any legal proceeding, claim or demand and to engage in no actin that would result in or increase liability on the part of another party.

          D. Claims reimbursable hereunder shall not include any losses or expenses covered by the indemnitee's insurance.

          E. The provisions of this Section 7 shall survive termination of the Agreement.

     8.   Confidentiality

          A. Except as expressly provided herein, ABGENIX and CG agree that, for the term of this Agreement and for five eyars thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other party pursuant to this Agreement (including, without limitation, know-how), except to the extent that it can be established by the receiving party by competent proof that such information:

            (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure; provided, however, that this exception shall not apply to information assigned or licensed exclusively by the receiving party to the other party pursuant to the Stock Purchase and Transfer Agreement between ABGENIX and CG effective as of July 15, 1996;

            (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

            (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

            (iv) was subsequently lawfully disclosed to the receiving party by a person other than the disclosing party; or

            (v) was developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

            B. Notwithstanding the foregoing, a party hereto may nevertheless disclose the other party's information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, making a permitted sublicense or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required to make any such disclosure of another party's secret or confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise).

     9.   Miscellaneous.

          A. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent by facsimile transmission or mailed by registered or certified mail addressed to the party to whom such notice is required or permitted to be given. All notices shall be deemed to have been given when transmitted if given by facsimile and confirmation of receipt is received or, if mailed, forty-eight hours after mailed as evidenced by the postmark at the point of mailing.

     All notices to CG shall be addressed as follows:

     Cell Genesys, Inc.
     322 Lakeside Drive
     Foster City, CA 94404
     Attention: President
     Facsimile: (415) 358-9316

     All notices to ABGENIX shall be addressed as follows:

     Abgenix, Inc.
     324 Lakeside Drive
     Foster City, CA 94404
     Attention: President
     Facsimile: (415) 358-0318

Either party may, by written notice to the other, designate a new address or number to which notices to the party giving the notice shall thereafter be mailed or sent.

          B. Force Majeure. CG shall not be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that CG uses its reasonable best efforts to overcome the same.

          C. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 9(C) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATION OF EITHER PARTY.

          D. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the matters provided for herein and supersedes any previous agreements and understanding between the parties with respect to the subject matter hereof and thereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the party against whom such amendment, modification or alteration is asserted.

          E. Modifications and Waivers. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof

(whether or not similar) or of the same provision in respect of a subsequent event.

     F. Disclaimer of Agency. This Agreement shall not constitute either party the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any third-party liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other party except as expressly set forth in this Agreement. The relationship of CG and ABGENIX shall be solely that of contracting parties and no partnership, joint venture or other arrangement of any nature shall be deemed to be created hereby.

     G. Severability. If any provisions hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be thereafter amended by the parties hereto such that it is thereafter legal, valid and enforceable and gives effect to the intention of the parties, but in any event the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

     H. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed in such jurisdiction.

     I. Assignment. Except as provided in Section 4, neither CG nor ABGENIX shall delegate duties of performance or assign, in whole or in part, rights or obligations under this Agreement without the prior written consent of the other party, except that either may assign this Agreement without such consent to an entity that acquires all or substantially all of the assets or business of such party, whether by sale, merger or otherwise. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

          J. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

          K. Headings. The headings of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     This Services Agreement is executed by the parties as of the date indicated above.


CELL GENESYS, INC.                      ABGENIX, INC.


/s/ STEPHEN A. SHERWIN                  /s/ R. SCOTT GREER
----------------------                  -------------------
Stephen A. Sherwin                      R. Scott Greer
President and Chief                     President and Chief
Executive Officer                       Executive Officer

                                   SCHEDULE 1

                            Administrative Services

Departments and functions that will perform services for the Company and the related Full Time Equivalent headcount required per calendar quarter.

DEPARTMENT/FUNCTIONS                              3Q96           4Q96
Accounting
Accounts payable
Corp. Comm.
Environment Health & Safety
Facilities operations, maintenance,
Financial Planning & Reporting
Human Resources
Lab. Operations
MIS & Library
Office Operations
Payroll
Purchasing
Stock Administration
Treasury & Cash Management
Warehouse, shipping and receiving
TOTAL ADMINISTRATIVE FTE                         14.1                14.1

Price/FTE/Yr.                                $125,000            $125,000
Price/Qtr.                                    $31,250             $31,250

TOTAL COST PER QTR.                          $440,625            $440,625

                                   Facilities

The facility space at 324 Lakeside Drive, Foster City, CA will be provided to the Company for $549,600 rent per quarter.

The Company and CG will share some additional facility spaces. During this period the occupying party will compensate the other party at the rate of $41,000 per year per headcount.

                              Development Services

Full Time Equivalent headcount required per calendar quarter for Development services for IL8 product for the Company.

     DEVELOPMENT                   3Q96           4Q96
     Development & Project          1.5
     management
     Price/FTE/Yr.             $162,100       $162,100
     Price/Qtr.                 $40,525        $40,525
     TOTAL COST PER QTR.        $60,788             $0

                                                                       EXHIBIT D

                         IMMUNIZATION SERVICES AGREEMENT
                        --------------------------------

        This Immunization Services Agreement (the "Agreement") is made as of the 15th day of July 1996 (the "Effective Date") between ABGENIX, INC. ("ABGENIX") and CELL GENESYS, INC. ("CG").

                                    RECITALS

        A. Pursuant to the Stock Purchase and Transfer Agreement between the parties dated as of July 15, 1996 (the "Stock Purchase and Transfer Agreement"), CG has assigned to ABGENIX certain assets related to the Antibody Business (as defined therein), including the Master Research License and Option Agreement among CG, Japan Tobacco Inc. ("JTI") and Xenotech, L.P. ("XT") dated as of June 28, 1996 (the "Master Research License and Option Agreement") and Articles 2 and 3 of the Universal Receptor License Option Agreement between CG and XT dated as of June 28, 1996 (the "Universal Receptor License Option Agreement").

        B. Pursuant to the Master Research License and option, Agreement and Articles 2 and 3 of the Universal Receptor License Option Agreement, ABGENIX has certain rights to conduct research using Mice as defined in the Master Research License and option Agreement).

        C. The parties desire that ABGENIX provide certain Immunization Services (as defined in Schedule 1 hereto) to CG using the Mice, and ABGENIX is willing to provide such services on the terms and conditions set forth herein.

        NOW, THEREFORE, the parties agree as follows:

        1. Services.

               During the term of this Agreement, ABGENIX shall provide to CG the Immunization Services as requested by CG.

        2. Performance of Services.

               A. In order to enable ABGENIX to provide the Immunization Services, CG agrees to guarantee funding of one full-time equivalent person until December 31, 1996. The schedule for the Immunization Services to be provided by ABGENIX during such period will be agreed to by the parties within 15 days of the Effective Date and attached hereto as Schedule 2. No later than September 30, 1996, and each September 30 thereafter, ABGENIX and CG shall mutually agree to the number of full-time equivalent persons, if any, for which CG is to guarantee funding for the next calendar year, as well as on a schedule for Immunization Services to be provided by ABGENIX for such calendar year, which schedule shall be attached hereto as the amended Schedule 2. From one year to the next, CG shall have the right to increase or decrease the number of full-time equivalent persons for which it is guaranteeing funding by one person, including without limitation from one to zero or zero to one. Notwithstanding the foregoing, the number of full-time equivalents for which CG is guaranteeing funding may be increased or decreased at any time by the mutual agreement of the parties.

               B. At the time of setting the schedule of Immunization Services for the next calendar year, ABGENIX agrees to give at least equal priority to the Immunization Services provided to CG as to its own priorities, ABGENIX agrees that, to the extent consistent with the established schedule of

Immunization Services, it shall dedicate (at no further charge above the established annual rate for each full-time equivalent) up to 135% of the full-time equivalents funded by CG to providing Immunization Services to CG. CG agrees that, to the extent that any CG funded full-time equivalents are not needed to provide the scheduled Immunization Services, ABGENIX shall be free to use them on other programs.

        C. Each party shall provide to the other on a timely basis any and all information and materials which are necessary for ABGENIX to provide the Immunization Services as set forth herein. Neither party shall have any right to obtain any confidential or proprietary information of the other party as the result of the Immunization Services provided hereunder, and any such information so obtained shall be treated in accordance with Section 7.

        3. Performance and Limitation of Services.

               A. ABGENIX shall not be required to perform any Immunization Services to the extent such services would result in the breach of any applicable contract-by which ABGENIX is bound. However, ABGENIX shall not enter into any contract which would restrict its right to provide Immunization Services to CG. If ABGENIX nonetheless believes that it is unable to provide any Immunization Services to CG because of the foregoing, it shall promptly notify CG.

               B. ABGENIX shall not be required to provide any Immunization Services to the extent the performance of such Immunization Services becomes impracticable as a result of a cause or causes outside its reasonable control or to the extent the performance of such Immunization Services would require it to violate any applicable laws, rules or regulations.

               C. ABGENIX MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND ABGENIX SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE IMMUNIZATION SERVICES TO BE PROVIDED BY IT HEREUNDER.

               D. ABGENIX agrees to maintain a colony of Phase II Mice (as defined below) for as long as the maintenance of such colony does not prove unduly burdensome to ABGENIX. In the event that ABGENIX, in its reasonable discretion, determines that the continued maintenance of its colony of Phase II Mice has become unduly burdensome, it shall give reasonable, but not less than 90 days, notice to CG thereof before taking any action to discontinue maintenance of the colony. Phase II Mice, as used herein, means either the Phase IIa Mice, Phase IIb Mice or Phase IIc Mice, as such terms are defined in the Master Research License and Option Agreement.

        4. Price.

               A. CG shall reimburse ABGENIX for the Immunization Services at the annual rate of $219,000 per full-time equivalent person for 1996, which rate shall be subject to annual adjustment as set forth below. In addition, CG shall reimburse ABGENIX for all direct third-party costs incurred by the Company in connection with providing Immunization Serviced to CG.

               B. The reimbursement rate to be paid to the Company for Immunization Services hereunder shall be reviewed ninety days prior to the end of each calendar year by the Company and CG. It is understood that the reimbursement rate is intended to approximate actual anticipated research costs and that the purpose of such annual review is to adjust such reimbursement rate in the event that it differs materially from the actual costs incurred. If the reimbursement rate is adjusted pursuant to such a review, the new reimbursement rate shall apply prospectively from the first day of the calendar year after which such review was begun. Any readjustment of the reimbursement rate will be determined on the basis of changes in any of the same factors utilized in determining the 1996 reimbursement rate.

               C. ABGENIX shall submit to CG a quarterly invoice on the first day of each calendar quarter for reimbursement for the Immunization Services to be performed by ABGENIX as set forth on the Schedule 2 then in effect. The invoice shall be payable on the last day of the calendar quarter in cash.

               D. In addition, ABGENIX shall submit to CG a monthly invoice on the fifth business day of each month for reimbursement for any invoices for outside services or expenses incurred on behalf of CG in providing the Immunization Services in the prior month. The invoice shall be payable upon receipt in cash (unless payments are being made directly to third parties by CG on behalf of ABGENIX pursuant to the Services Agreement between ABGENIX and CG dated as of July 15, 1996).

               E. An interest charge of 1% per month shall be payable for all amounts payable to ABGENIX hereunder more than 10 days overdue. In the event that CG, in good faith, questions any invoiced item, such amount shall be payable immediately after the satisfactory resolution of such item.

        5. Term.

               A. Unless terminated earlier as provided in this Section, this Agreement shall have an initial term of twenty years.

               B. At any time after June 30, 1997, CG may terminate this Agreement on sixty-days' notice to the Company; provided, that CG shall be required to continue to fund any full-time equivalent for which it has guaranteed funding for the remainder of such year.

               C. This Agreement may be terminated upon thirty-days, notice by the mutual consent of the parties.

               D. Either party may terminate this Agreement if the other party is in material default under this Agreement and fails to correct such default within thirty days after receiving written notice of such default.

        6. Indemnification.

               A. ABGENIX shall indemnify and hold harmless CG, its affiliates, and their officers, directors, employees, and agents from and against all claims, liabilities, obligations, suits, causes of action, or expenses (including reasonable attorneys fees) (collectively "Claims") claimed to have resulted, directly or indirectly, from or in connection with the performance of the Immunization Services; provided, however, that ABGENIX shall not be required to indemnify or hold harmless CG to the extent the claims are caused by the negligence or willful misconduct of CG.

               B. CG shall indemnify and hold harmless ABGENIX, its affiliates, and their officers, directors, employees, and agents from and against all Claims claimed to have resulted, directly or indirectly, from or in connection with the performance of the Immunization Services; provided, however, that CG shall not be required to indemnify or hold harmless ABGENIX to the extent the Claims are caused by the negligence or willful misconduct of ABGENIX.

               C. An indemnitee shall provide written notice to the indemnifying party of any Claims with respect to which it seeks indemnification, and the indemnifying party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnitee. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such claim made by an indemnified party without the indemnifying party's consent (such consent not to be unreasonably withheld or delayed). No indemnified party will be subject to any liability for any settlement of such Claims made by the indemnifying party without such party's consent (such consent not to be unreasonably withheld or delayed), and such settlement shall include an unconditional release of all indemnitees from all liability on such claims. If an indemnified party desires to retain separate counsel, such indemnified party shall have the right to do so, but the indemnifying party will not be obligated to pay the fees and expenses of such separate counsel. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any legal proceeding, claim or demand and to engage in no action that would result in or increase liability on the part of another party.

               D. Claims reimbursable hereunder shall not include any losses or expenses covered by the indemnitee's insurance.

               E. The provisions of this Section 6 shall survive termination of the Agreement.

        7. Confidentiality.

               A. Except as expressly provided herein, ABGENIX and CG agree that, for the term of this Agreement and for five years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other party pursuant to this Agreement (including, without limitation, know-how), except to the extent that it can be established by the receiving party by competent proof that such information:

               (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure; provided, however, that this exception shall not apply to information assigned or licensed exclusively by the receiving party to the other party pursuant to the Stock Purchase and Transfer Agreement between ABGENIX and CG effective as of July 15, 1996;

               (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

               (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

               (iv) was subsequently lawfully disclosed to the receiving party by a person other than the disclosing party; or

               (v) was developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

               B. Notwithstanding the foregoing, a party hereto may nevertheless disclose the other party's information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, making a permitted sublicense or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required to make any such disclosure of another party's secret or confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise).

               C. ABGENIX shall retain all right, title and interest in any biological materials, information, technical data, ideas, discoveries, works of authorship, patentable and unpatentable inventions, know-how, engineering, drawings, and equipment resulting from or arising out of its provision of Immunization Services hereunder.

        8. Miscellaneous.

               A. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent by facsimile transmission or mailed by registered or certified mail addressed to the party to whom such notice is required or permitted to be given. All notices shall be deemed to have been given when transmitted if given by facsimile and confirmation of receipt is received or, if mailed, forty-eight hours after mailed as evidenced by the postmark at the point of mailing.

        All notices to CG shall be addressed as follows:

        Cell Genesys, Inc.
        322 Lakeside Drive Foster City, CA 94404
        Attention: President
        Facsimile: (415) 358-9316

        All notices to ABGENIX shall be addressed as follows:

        Abgenix, Inc.
        324 Lakeside Drive
        Foster City, CA 94404
        Attention: President
        Facsimile: (415) 358-0318

Either party may, by written notice to the other, designate a new address or number to which notices to the party giving the notice shall thereafter be mailed or sent.

               B. Force Majeure. ABGENIX shall not be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that ABGENIX uses its reasonable best efforts to overcome the same.

               C. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, CONSEQUENTIAL,

INCIDENTAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 8(C) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

               D. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the matters provided for herein and supersedes any previous agreements and understanding between the parties with respect to the subject matter hereof and thereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the party against whom such amendment, modification or alteration is asserted.

               E. Modifications and Waivers. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar) or of the same provision in respect of a subsequent event.

               F. Disclaimer of Agency. This Agreement shall not constitute either party the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any third-party liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other party except as expressly set forth in this Agreement. The relationship of CG and ABGENIX shall be solely that of contracting parties and no partnership, joint venture or other arrangement of any nature shall be deemed to be created hereby.

               G. Severability. If any provisions hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be thereafter amended by the parties hereto such that it is thereafter legal, valid and enforceable and gives effect to the intention of the parties, but in any event the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

               H. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed in such jurisdiction.

               I. Assignment. Except as provided in Section 4, neither CG nor ABGENIX shall delegate duties of performance or assign, in whole or in part, rights or obligations under this Agreement without the prior written consent of the other party, except that either party may assign this Agreement without such consent to an entity that acquires all or substantially all of the assets or business of such party, whether by sale, merger or otherwise. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

               J. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

               K. Headings. The headings of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

        This Immunization Services Agreement is executed by the parties as of the date indicated above.

ABGENIX, INC.                                CELL GENESYS, INC.
/s/ R. SCOTT GREER                           /s/ STEPHEN A. SHERWIN
-------------------------------              -------------------------------
R. Scott Greer                               Stephen A. Sherwin
President and Chief                          President and Chief
Executive officer                            Executive Officer

                                   SCHEDULE 1

                              IMMUNIZATION SERVICES
                              ---------------------


                      Procedure                                         Responsibility
                      ---------                                         --------------
1.      Provide antigen (unformulated)                                          CG
2.      Provide screening assay                                                 CG
3.      Formulate antigen/adjuvant                                              ABGENIX
4.      Immunize animals                                                        ABGENIX
5.      Boost immunizations                                                     ABGENIX
6.      Harvest and prepare spleens                                             ABGENIX
7.      Do cell fusions and HAT selections                                      ABGENIX
8.      Primary screening                                                       ABGENIX; CG
                                                                                as needed
9.      Clone and expand hybridomas,                                            ABGENIX
        cyropreserve
10.     Sub-clone and secondary screen                                          ABGENIX; CG
                                                                                as needed
11.     Transfer hybridoma to CG                                                ABGENIX

                                    Exhibit E

                              Governance Agreement

                         [OMITTED -- SEE EXHIBIT 10.15]

                                    Exhibit F

                              Tax Sharing Agreement


                          [OMITTED -- SEE EXHIBIT 10.16]

                                    Exhibit G

                          Gene Therapy Rights Agreement


                         [OMITTED -- SEE EXHIBIT 10.17]

                                                                       EXHIBIT H

                                VOTING AGREEMENT
                                ----------------


        This Voting Agreement (the "Agreement") is made as of the 15th day of July 1996 (the "Effective Date") between ABGENIX, INC. ("ABGENIX") and CELL GENESYS, INC. ("CG").

                                    RECITALS

        A. Pursuant to the Stock Purchase and Transfer Agreement between the parties dated as of July 15, 1996 (the "Stock Purchase and Transfer Agreement"), CG has assigned to ABGENIX certain assets related to the Antibody Business (as defined therein), including the Master Research License and Option Agreement among CG, Japan Tobacco Inc. and Xenotech, L.P.("XT") dated as of June 28, 1996 (the "Master Research License and Option Agreement"), and has also granted ABGENIX a worldwide, royalty-free license to practice any Know-How owned or controlled by CG that relates to the Antibody Business (as such terms are defined in the Stock Purchase and Transfer Agreement).

        B. Pursuant to the Master Research License and Option Agreement, ABGENIX has certain rights to obtain Product Licenses to Antigens (as such terms are defined therein).

        C. Pursuant to the Gene Therapy Rights Agreement between ABGENIX and CG made as of July 15, 1996, ABGENIX has granted to CG certain rights to Antigens for applications in Gene Therapy (as defined below).

        D. ABGENIX and CG wish to establish certain voting and other procedures relating to proposals to license Antigens for applications in Gene Therapy.

        NOW, THEREFORE, the parties agree as follows:

1.      DEFINITIONS

        1.1 "Antigen" shall have the meaning set forth in the Master Research License and Option Agreement.

        1.2 "Gene Therapy" shall mean the transfer or use of DNA, RNA, or hybrids thereof to treat or prevent disease by means of ex vivo or in vivo gene delivery, including without limitation the use of both viral and non-viral gene transfer systems.

        1.3 "Licensed Technology" shall have the meaning set forth in the Master Research License and option Agreement.

        1.4 "Master Research License and Option Agreement" shall mean the Master Research License and Option Agreement among CG, Japan Tobacco Inc. and XT dated as of June 28, 1996.

        1.5 "XT" shall mean Xenotech, L.P. a California limited partnership.

        1.6 "XenoMouse(TM) Technology" shall have the meaning set forth in the Master Research License and Option Agreement.

2.      XT LICENSES TO THIRD PARTIES TO ANTIGENS FOR GENE THERAPY

        2.1 Action by XT Board. ABGENIX agrees to instruct the directors nominated by ABGENIX on the board of Xenotech, Inc., the general partner of XT, to vote in accordance with the timely directions of CG management on proposal to have XT license Licensed Technology to a third party for Gene Therapy, whether the Gene Therapy application is to be licensed as a separate field or as part of a more general field license.

        2.2 ABGENIX Proposal. ABGENIX agrees not to propose to XT the granting of a license of XenoMouse(TM) Technology, pursuant to Section 7.2 of the Master Research License and Option Agreement, to any third party for an Antigen for Gene Therapy purposes, other than at the written request of CG, unless such third party has a blocking patent position with respect to the Antigen.

        2.3 Determination of Position of Third Party. In the event that ABGENIX proposes, pursuant to Section 7.2 of the Master Research License and Option Agreement, that XT grant a license to a third party that claims proprietary rights to an Antigen, the parties agree to select a mutually agreed upon intellectual property attorney with substantial experience in biotechnology intellectual property matters to determine the extent of the third party's patent. This determination shall be made in a timely manner. If the third party's claim is determined by such expert to be blocking the right of any other party to use the Antigen in Gene Therapy applications, ABGENIX shall be permitted to propose to XT that a license be granted to such third party. ABGENIX and CG shall share the cost of such expert.

3.      LIMITATION

        Notwithstanding any other provisions of this Agreement, ABGENIX shall not be required to take any action hereunder if such action would constitute a breach of the Master Research License and Option Agreement.

4.      TERM; TERMINATION

        4.1 Initial Term. Unless terminated earlier as provided in this, Section 4, this Agreement shall have an initial term of twenty years.

        4.2 Termination by Mutual Consent. This Agreement may be terminated upon thirty days' notice by the mutual consent of the parties.

        4.3 Termination for Material Breach. Either party may terminate this Agreement if the other party is in material default under this Agreement and fails to correct such default within thirty days after receiving written notice of such default.

5.      CONFIDENTIALITY.

        5.1 Confidential Information. Except as expressly provided herein, ABGENIX and CG agree that, or the term of this Agreement and for five years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other party pursuant to this Agreement (including, without limitation, know-how), except to the extent that it can be established by the receiving party by competent proof that such information:

               (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure; provided, however, that this exception shall not apply to information assigned or licensed exclusively by the receiving party to the other party pursuant to the Stock Purchase and Transfer Agreement between ABGENIX and CG effective as of July 15, 1996;

               (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

               (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

               (d) was subsequently lawfully disclosed to the receiving party by a person other that the disclosing party; or

               (e) was developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

        5.2 Disclosure. Notwithstanding the foregoing, a party hereto may nevertheless disclose the other party's information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, making a permitted sublicense or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required to make any such disclosure of another party's secret or confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise).

6.      MISCELLANEOUS.

        6.1 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent by facsimile transmission or mailed by registered or certified mail addressed to the party to whom such notice is required or permitted to be given. All notices shall be deemed to have been given when transmitted if given by facsimile and confirmation of receipt is received or, if mailed, forty-eight hours after mailed as evidenced by the postmark at the point of mailing.

        All notices to CG shall be addressed as follows:

        Cell Genesys, Inc.
        322 Lakeside Drive
        Foster City, CA 94404
        Attention: President
        Facsimile: (415) 358-9316

        All notices to ABGENIX shall be addressed as follows:

        Abgenix, Inc.
        324 Lakeside Drive
        Foster City, CA 94404
        Attention: President
        Facsimile: (415) 358-0318

Either party may, by written notice to the other, designate a new address or number to which notices to the party giving the notice shall thereafter be mailed or sent.

        6.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

        6.3 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the matters provided for herein and supersedes any previous agreements and understanding between the parties with respect to the subject matter hereof and thereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the party against whom such amendment, modification or alteration is asserted.

        6.4 Modifications and Waivers. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provisions hereof (whether or not similar) or of the same provision in respect of a subsequent event.

        6.5 Disclaimer of Agency. This Agreement shall not constitute either party the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any third-party liability or obligation of any kind, express or implied, against or in the name of or on behalf of the, other party except as expressly set forth in this Agreement. The relationship of CG and ABGENIX shall be solely that of contracting parties and no partnership, joint venture or other arrangement of any nature shall be deemed to be created hereby.

        6.6 Severability. If any provisions hereof shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be thereafter amended by the parties hereto such that it is thereafter legal, valid and enforceable and gives effect to the intention of the parties, but in any event the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

        6.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed in such jurisdiction.

        6.8 Assignment. Except as provided in Section 4, neither CG nor ABGENIX shall delegate duties of performance or assign, in whole or in part, rights or obligations under this Agreement without the prior written consent of the other party, except that either party may assign this Agreement without such consent to entity that acquires all or substantially all of the assets or business of such party, whether by sale, merger or otherwise. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

        6.9 Counterparts. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

        6.10 Headings. The headings of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

        This Voting Agreement is executed by the parties as of the date indicated above.


ABGENIX, INC.                      CELL GENESYS, INC.


/s/ R. SCOTT GREER                 /s/ STEPHEN A. SHERWIN
-------------------------------    -------------------------------
R. Scott Greer                     Stephen A. Sherwin
President and Chief                President and Chief
Executive Officer                  Executive officer

                                                                       EXHIBIT I

        THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR UNLESS SOLD IN COMPLIANCE WITH SUCH ACT.


                                                         Foster City, California
$4,000,000                                                         July 15, 1996

                           CONVERTIBLE PROMISSORY NOTE

        ABGENIX, INC., a Delaware corporation (the "Abgenix"), for value received, receipt of which is hereby acknowledged, hereby promises to pay to Cell Genesys, Inc., a Delaware corporation ("CG" or "Holder"), at the address set forth below or at such other place as the Holder hereof may designate in writing, or order, in lawful United States currency, the sum of $4,000,000, or such lesser amount as shall then equal the outstanding principal amount hereof, and any unpaid accrued interest hereon, as set forth below, on or before July 14, 2000.

        1. Principal. From time to time, Abgenix may draw against the maximum principal amount of this Note (a) to pay any amount due to CG pursuant to the Services Agreement between Abgenix and CG effective as of July 15, 1996, (b) for expenses incurred in connection with a facilities or equipment lease approved by the Abgenix Board of Directors, or (c) with the prior written consent of CG; provided, however, that in no event shall Abgenix be able to make any further draws against the maximum principal amount of this Note after the closing of a financing in which Abgenix receives net proceeds of more than $9,000,000, without the prior written consent of CG. Draws made hereunder shall be noted by the Holder on Exhibit A hereto. The maximum principal amount of this Note shall be reduced by the amount of any principal converted into shares of Abgenix, as provided in Section 4 below.

        2. Interest. Interest shall accrue at the rate of 6.82% per annum (the "Initial Interest Rate") on the outstanding principal of this Note until July 15, 1997, whereupon the accrued interest shall be added to the outstanding principal of this Note. Thereafter, commencing on September 30, 1997, and on each December 30, March 31, June 30 and September 30 thereafter until all outstanding principal and interest on this Note shall have, been paid in full, Abgenix, shall pay interest quarterly at the Initial Interest Rate. In the event that the outstanding principal amount of this Note is not paid when such amount becomes due and payable, interest at the Initial Interest Rate plus 2% per annum shall continue to accrue on the balance of any unpaid principal until such balance is paid in full.

        3. Prepayment Option. Abgenix, upon no less than 30 business days' advance written notice to the Holder and specifying the date on which such prepayment shall occur, may prepay, in whole or in part, the balance of principal remaining unpaid as of the date of such prepayment plus any interest then accrued. All permitted prepayments shall be credited first against any accrued interest and then against principal.

        4. Holder's Option to Convert.

               (a) The Holder has the right, at the Holder's option, at any time after the earliest of (i) 180 days after the closing of Abgenix's initial public offering of its Common Stock, (ii) July 14, 1999, and (iii) 20 business days after Holder receives notice from Abgenix of its exercise of the prepayment option pursuant to Section 3 hereof, to convert the outstanding principal of this Note, in whole or in part, in accordance with the provisions set forth in
Section 4(e) hereof.

               (b) Subject to paragraph (c), this Note shall be convertible into fully paid and nonassessable shares of Series A Senior Convertible Preferred Stock of Abgenix (the "Series A Preferred"). The number of shares of Series A Preferred to be received upon conversion shall be determined by dividing the aggregate amount of principal to be converted by $6.00 (the "Conversion Price").

               (c) From and after such time, if any, that all of the outstanding Series A Preferred is converted into shares of Abgenix's Common Stock (the "Common Stock") in accordance with Section 2.4 of the Certificate of Designations of Series A Senior Convertible Preferred Stock and Series 1 Subordinated Convertible Preferred Stock of Abgenix, this Note shall be convertible into fully paid and nonassessable shares of Common Stock. In such event, the number of shares of Common Stock to be received upon conversion shall be determined by (a) dividing the aggregate amount of principal to be converted by $6.00 and (b) multiplying the result by the Conversion Price for the Series A Preferred as in effect immediately prior to its conversion into Common Stock.

               (d) No fractional shares shall be issuable upon exercise of the Holder's conversion rights. In lieu of fractional shares, if conversion of the amount of principal and interest to be converted would yield a fractional share, the number of shares to be issued upon such conversion shall be reduced to prevent the issuance of said fractional share and the amount not so converted shall be paid by Abgenix in cash.

               (e) If the Holder wishes to convert all or any part of this Note, it shall deliver to the office of Abgenix a written notice indicating the amount of principal of this Note to be converted, and the name or names in which the certificate or certificates for the shares issuable upon such conversion are to be issued. Such conversion shall be effective as of the close of business on the date of delivery of such notice, or at such later time as the notice of conversion shall specify. As promptly as practicable after receipt of such notice, Abgenix shall issue and deliver to the Holder a certificate or certificates for the shares of Series A Preferred or Common Stock issuable upon such conversion, together with a check payable to the Holder for any cash amount payable for a fractional share as described in Section 4(d) above. The maximum principal amount of this Note shall be reduced by the amount of principal converted. If this Note is converted in part but not in full, the Holder shall note on Exhibit A the amount of principal converted. If this Note is converted in full, it shall be delivered to Abgenix for cancellation, as provided in Section 16.

        5. Adjustments for Stock Splits and Subdivisions. In the event that Abgenix should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series A Preferred or the determination of holders of Series A Preferred entitled to receive a dividend or other distribution payable in additional shares of Series A Preferred or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Series A Preferred (hereinafter referred to as "Series A Preferred Equivalents") without payment of any consideration by such holder for the additional shares of Series A Preferred or the Series A Preferred Equivalents (including the additional shares of Series A Preferred issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Series A Preferred issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

        6. Adjustments for Reverse Stock Splits. If the number of shares of Series A Preferred outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Series A Preferred, then following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Series A Preferred issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

        7. Shareholder Rights. The Holder hereof shall not have any rights as a shareholder of Abgenix with regard to any shares subject to the conversion rights under this Note prior to actual exercise or conversion resulting in the purchase of said shares.

        8. Notices of Record Date, etc. In the event of:

               (a) any taking by Abgenix of a record of the holders of any class of securities of Abgenix for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               (b) any capital reorganization of Abgenix, any reclassification or recapitalization of the capital stock Abgenix or any transfer of all or substantially all of the assets of Abgenix to any other person or any consolidation or merger involving Abgenix; or

               (c) any voluntary or involuntary dissolution, liquidation or winding-up of Abgenix,

Abgenix will mail to the Holder at least 10 days prior to the earliest date specified therein, a notice specifying: (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

        9. Events of Default. If any of the events specified in this Section 9 shall occur (an "Event of Default"), the Holder may, so long as such condition exists, declare the entire principal and accrued interest hereon immediately due and payable, by notice in writing to Abgenix:

               (a) the failure of Abgenix to pay the principal and unpaid accrued interest on this Note when due and payable, if such default is not cured by Abgenix within 10 days after the Holder has given Abgenix notice of such default;

               (b) the institution by Abgenix of voluntary proceedings in bankruptcy, under any insolvency law, for corporate reorganization, for dissolution or for an assignment for the benefit of creditors; or the institution of involuntary proceedings against Abgenix in bankruptcy, under any insolvency law, for corporate reorganization, for the appointment of a receiver; or for dissolution, if such involuntary proceedings are not dismissed within 60 days of their institution or if Abgenix files a response admitting or consenting to the material allegations in the applications for such involuntary proceedings or the relief prayed for therein;

               (c) the cessation of operations by Abgenix other than because of merger, consolidation, reorganization or sale of all or substantially all of its assets, as a result of which the succeeding entity continues the business of Abgenix;

               (d) a transaction or series of related transactions pursuant to the holders of Abgenix's voting stock immediately prior to such transaction(s) hold less than a majority of the Abgenix's voting stock immediately after such transactions; or

               (e) a declared default of Abgenix under any indebtedness for borrowed money that gives the holder thereof the right to accelerate such indebtedness, and such indebtedness is in fact accelerated by the holder.

        10. Legend; Compliance with Securities Act; Transferability of Note.

               (a) Legend. This Note and the shares issued upon conversion hereof shall be imprinted with a legend in substantially the following form:

                "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR UNLESS SOLD IN COMPLIANCE WITH SUCH ACT."

               (b) Compliance with Securities Act. This Note may not be assigned or transferred except as provided herein and in accordance with and subject to the provisions of the Securities Act.

               (c) Transferability of Note. Except as set forth below, this Note may not be assigned or transferred without the consent of Abgenix. Notwithstanding the foregoing, this Note may be assigned or transferred without consent (i) to a successor in interest to all or substantially all of the assets or business of the Holder or (ii) to a person controlling, controlled by or under common control with the Holder.

        11. Notice. All notices required or permitted to be given under this Note shall be in writing and shall be sent by facsimile transmission or mailed by registered or certified mail addressed to the party to whom such notice is required or permitted to be given. All notices shall be deemed to have been given when transmitted if given by facsimile and confirmation of receipt is received or, if mailed, 48 hours after mailed as evidenced by the postmark at the point of mailing.

        All notices to Abgenix shall be addressed as follows:

        Abgenix, Inc,
        324 Lakeside Drive
        Foster City, CA 94404
        Attention: President
        Facsimile: (415) 358-0318

        All notices to the Holder shall be addressed as follows:

        Cell Genesys, Inc.
        322 Lakeside Drive
        Foster City, CA 94404
        Attention: President
        Facsimile: (415) 358-9316

Either party may, by written notice to the other, designate a new address to which notices to the party giving the notice shall thereafter be mailed.

        12. Construction. This Note shall be governed and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely in California.

        13. Enforcement Costs; Waivers. If Abgenix shall default in making any payment due under this Note, it will pay to Holder such further amounts as shall be sufficient to pay the costs and expenses of collection, including reasonable attorneys' fees, whether collected in a proceeding at law or in equity, or in bankruptcy, receivership or other judicial proceedings, or if placed in the hands of attorneys for collection. Abgenix waives its rights to impose any defense other than payment, including, without limitation, any rights or purported rights to set-off, counterclaim or cross-claim, in any action brought on this Note. Abgenix hereby waives presentment, demand for performance, notice of performance, protest, notice of protest and notice of dishonor.

        14. No Waiver by Delay. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right under this Note.

        15. Severability. If any provision of this Note is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Note shall be deemed valid and enforceable to the full extent.

        16. Cancellation. Upon payment in full of all principal and interest due hereunder, or upon conversion of this Note in full, the Holder shall return this Note to Abgenix for cancellation.

               IN WITNESS WHEREOF, Abgenix has caused this Convertible Note to be executed as of the date and year first set forth above.

                                         ABGENIX,

                                         By: /s/ R. SCOTT GREER
                                           -------------------------------
                                           R. Scott Greer
                                           President and Chief Executive Officer

                                    EXHIBIT A
                         TO CONVERTIBLE PROMISSORY NOTE



Maximum Principal Amount: $4,000,000


                                                           Principal               Total
                              Principal                   Amount Paid            Principal
Date                         Amount Drawn                 or Converted          Outstanding
----                         ------------                 ------------          -----------
                                 $                             $


                                    Exhibit J

                           Patent Assignment Agreement

                          [OMITTED - SEE EXHIBIT 10.18]

                                    Exhibit K

                           Certificate of Designations

                          [OMITTED -- SEE EXHIBIT 3.2]

                                    Exhibit L

                          Certificate of Incorporation


                          [OMITTED -- SEE EXHIBIT 3.1]

                                    Exhibit M

                                     By Laws


                          [OMITTED -- SEE EXHIBIT 3.4]

                                    Exhibit N

                                 Employee Notes


None.

                                                                       EXHIBIT O

                                   EQUIPMENT

            Asset                                                                                              Estimated
Approved     No.      Description                                           Bldg.     Location                  Cost
---------------------------------------------------------------------------------------------------------------------------
Yes         1341      Matrix Pipettor                                        324       AD QC lab                  1,045
Yes         1227      HPLC-HP 1050                                           324       AD & QC lab               52,618
Yes         1380      Spectramax Plate Reader                                324       AD/QC Lab                 19,500
Yes         1140      Cole Parmer Refrigerated Water Bath                    324       Biochem lab Rm 248         1,040
Yes         1034      Fisher Refrigerator Water Bath                         324       Biochemistry Room 248      2,784
Yes         1149      Advantek Fraction Collector                            324       Biochemistry lab Rm 248    4,200
Yes         1035      Beckman BioMek SL                                      324       Biochemistry Room 248     38,861
Yes         1148      Sorvall RC 5C Centrifuge                               324       Equipment Rm              16,160
Yes         1019      Fisher Isotemp Freezer                                 324       Equipment  Room            2,205
Yes          805      Media Cold Box                                         324       Hall                       3,112
Yes         1113      HP Laser Jet 4                                         324       Hall                       1,972
Yes         1072      Bio-Tek Plate Washer                                   324       Hybridoma lab              4,900
Yes         1187      Moduline Plate Coater                                  324       Hybridoma lab              5,200
Yes         1188      Innove 4080 Incubator Shaker                           324       Hybridoma lab              4,583
Yes         1233      Millpore Plate Washer                                  324       Hybridoma lab              1,360
Yes         1268      Beckman GS-6R Centrifuge                               324       Hybridoma lab              6,265
Yes          996      HP Desk Jet 1200C/PS                                   324       Mall Area                  1,950
Yes          370      Dissecting Microscope & Light                          324       Micro Injection            7,205
Yes                   Sutter Pipette Puller                                  324       Microinjection
Yes          104      Nikon Diaphot Microscope                               324       Microinjection lab        30,900
Yes          106      Sutter Microfuge                                       324       Microinjection lab         2,591
Yes          140      Wild Leitz Dissecting Microscope                       324       Microinjection lab         2,898
Yes          151      Precision Water Bath Heater                            324       Microinjection lab           650
Yes          355      Fisher Balance                                         324       Microinjection lab         1,309
Yes          576      Nikon Dissecting Microscope                            324       Microinjection lab
Yes          917      Forma Laminar Flow Hood                                324       Microinjection lab         3,520
Yes          918      Incubator (embryology)                                 324       Microinjection Lab         5,846
Yes         1009      Nikon Dissecting Microscope                            324       Microinjection lab         6,509
Yes         1053      TV Monitor (used w/Microscope -- See CG 00140)         324       Microinjection lab         1,715
Yes          925      Forma Cage Hood                                        324       Rm 101                     4,215
Yes          935      Anderson ETO Chamber                                   324       Rm 101                    80,000
Yes         1192      Forma Laminar Flow Hood                                324       Rm 102
Yes         1191      Forma Laminar Flow Hood                                324       Rm 103
Yes          916      Forma Laminar Flow Hood                                324       Rm 109                     4,008
Yes          915      Forma Laminar Flow Hood                                324       Rm 110                     4,008
Yes          914      Forma Laminar Flow Hood                                324       Rm 116                     4,008
Yes          913      Forma Laminar Flow Hood                                324       Rm 117                     4,008
Yes          909      Forma Laminar Flow Hood                                324       Rm 135                     4,008
Yes          910      Incubator                                              324       Rm 136                     5,846
Yes          911      Hood                                                   324       Rm 136                     3,520

                                                                   July 15, 1996

                                                                       EXHIBIT O

                                   EQUIPMENT

            Asset                                                                                              Estimated
Approved     No.      Description                                           Bldg.     Location                  Cost
---------------------------------------------------------------------------------------------------------------------------
Yes         533       Compaq Computer                                        324       Rm 201                     1,895
Yes         665       Vacuum Pump                                            324       Rm 201 AD + QC Lab         1,780
Yes         809       Gilson Fraction Collector                              324       Rm 201 AD + QC Lab         1,610
Yes         989       Glyco Face Imager                                      324       Rm 201 AD + QC Lab        19,500
Yes         666       Fisher Isotemp Freezer                                 324       Rm 205 Equipment Room      2,335
Yes         899       Forma - 80O Freezer                                    324       Rm 205 Equipment Room      5,612
Yes         900       Forma - 80O Freezer                                    324       Rm 205 Equipment Room      5,612
Yes         901       Forma - 80O Freezer                                    324       Room 205 Equipment Room    5,612
Yes         953       Quadra 630                                             324       Rm 206                     1,224
Yes         1089      Quadra 630                                             324       Rm 206                       990
Yes         1205      Nikon Microscope                                       324       Rm 206                     4,931
Yes         531       Sysmex F-80O Micro Cell Counter                        324       Rm 206 Hybridoma          18,269
Yes         585       Sysmex Auto Diluter                                    324       Rm 206 Hybridoma           1,300
Yes         934       Beckman PH Meter                                       324       Rm 206 Hybridoma Research  1,192
Yes         959       Fisher Isotemp Deli Box                                324       Rm 206 Hybridoma Research  5,095
Yes         1006      Eppendorf Centrifuge 5415C                             324       Rm 206 Hybridoma Research  1,756
Yes         863       Forma CO2 Incubator                                    324       Rm 236                     5,846
Yes         929       Forma Lab Freezer                                      324       Rm 236                     2,545
Yes         930       Beckman GS 6R Centrifuge                               324       Rm 236                     6,265
Yes         815       VWR Shaker Waver                                       324       Rm 237                     1,200
Yes         889       Forma Freezer                                          324       Rm 237                     3,148
Yes         891       Fume-Hood                                              324       Rm 237                     2,530
Yes         1002      Beckman GS 6R Centrifuge                               324       Rm 241 Zsebo Tech          6,265
Yes         1003      Nikon Microscope                                       324       Rm 241 Zsebo Tech          4,979
Yes         389       Mac Ilsi                                               324       Rm 248                     1,811
Yes         398       Mac Ilsi                                               324       Rm 248                     2,711
Yes         798       Revco Deli Box                                         324       Rm 248
Yes         954       Pharmacia PhastSystem                                  324       Rm 248                     7,365
Yes         955       FPLC - Pharmacia                                       324       Rm 248                    41,423
Yes         956       Pharmacia Ultrospec III                                324       Rm 248                     2,434
Yes         1050      Refrigerator                                           324       Rm 248                     5,745
Yes         1071      Pharmacia Smart System                                 324       Rm 248 Biochemistry lab   52,700
Yes         487       Bio Cad RPM                                            324       Rm 248 Biochemistry lab   13,465
Yes         789       Flammable Material Refrigerator                        324       Rm 248 Biochemistry lab    1,266
Yes         1085      NEC Image 466es                                        324       Rm 248 Biochemistry lab    5,486
Yes         1005      Fisher Refrigerator Water Bath                         324       Rm 248 Biochemistry lab    2,784
Yes         882       Forma CO2 Incubator                                    324       Rm 236                     5,846
Yes         884       Forma Biological Safety Cabinet                        324       Rm 236                     5,040
Yes         890       Forma Lab Refrigerator                                 324       Rm 237                     3,367
Yes         794       Dionex Carbohydrate Analysis Gradient Pump             324       Rm 201 AD + QC Lab        15,000
Yes         924       Basil Water Filter                                     324       Room 101                   7,312


                                                                   July 15, 1996

                                                                       EXHIBIT O
                                   EQUIPMENT

            Asset                                                                                              Estimated
Approved     No.      Description                                           Bldg.     Location                  Cost
---------------------------------------------------------------------------------------------------------------------------
Yes         152       Nikon Microscope                                      324       Room 236                    4,000
Yes         712       Incubator - Roller Bottle                             324       Room 236                    5,045
Yes         945       Revco Refrigerator                                    324       Room 236                    3,167
Yes         493       Eppendorf Microfuge                                   324       Room 237                    1,866
Yes         494       Eppendorf Thermomiser                                 324       Room 237                    2,082
Yes         495       Denver Analytical Balance                             324       Room 237                    2,416
Yes         496       Novex Power Supply                                    324       Room 237                    2,750
Yes         654       Fraction Collector                                    324       Room 237                    1,570
Yes         661       HPLC Michron Bio Resource Computer                    324       Room 237                    1,461
Yes         797       HP Protein Sequencer                                  324       Room 237                  103,920
Yes         927       Forma Lab Freezer                                     324       Storeroom                   2,545
Yes         928       Forma Lab Freezer                                     324       Storeroom                   2,545
Yes         880       Forma CO2 Incubator                                   324       T.C. Lab 1                  5,846
Yes         881       Forma CO2 Incubator                                   324       T.C. Lab 1                  5,846
Yes         894       Forma Biological Safety Cabinet                       324       T.C. Lab 1                  5,040
Yes         895       Forma Biological Safety Cabinet                       324       T.C. Lab 1                  5,040
Yes         931       Beckman GS 6R Centrifuge                              324       T.C. Lab 1                  6,265
Yes         947       Nikon Microscope                                      324       T.C. Lab 1                  4,390
Yes         878       Forma CO2 Incubator                                   324       T.C. Lab 2                  5,846
Yes         879       Forma CO2 Incubator                                   324       T.C. Lab 2                  5,846
Yes         892       Forma Biological Safety Cabinet                       324       T.C. Lab 2                  5,040
Yes         893       Forma Biological Safety Cabinet                       324       T.C. Lab 2                  5,040
Yes         932       Beckman GS 6R Centrifuge                              324       T.C. Lab 2                  6,265
Yes         946       Nikon TMS Microscope                                  324       T.C. Lab 2                  4,390
Yes        1020       Beckman GS 6R Centrifuge                              324       T.C. Lab 3                  6,265
Yes        1025       Nikon Microscope                                      324       T.C. Lab 3                  4,979
Yes        1029       Forma Biological Safety Cabinet                       324       T.C. Lab 3                  5,040
Yes        1030       Forma Biological Safety Cabinet                       324       T.C. Lab 3                  5,040
Yes        1031       Forma CO2 Incubator                                   324       T.C. Lab 3                  5,846
Yes        1032       Forma CO2 Incubator                                   324       T.C. Lab 3                  5,846
Yes        1213       Forma Biological Safety Cabinet                       324       T.C. Lab 4                  5,242
Yes        1232       Beckman GS 6R Centrifuge                              324       T.C. Lab 4                  7,040
Yes        1244       Kenmore Refrigerator/Freeezer                         324       T.C. Lab 4                    500
Yes        1206       Nikon TMS Microscope                                  324       T.C. Lab 5                  4,931
Yes        1214       Forma Biological Safety Cabinet                       324       T.C. Lab 5                  5,242
Yes        1215       Forma Biological Safety Cabinet                       324       T.C. Lab 5                  5,242
Yes        1216       Forma CO2 Incubator                                   324       T.C. Lab 5                  5,850
Yes        1217       Forma CO2 Incubator                                   324       T.C. Lab 5                  5,850
Yes        1231       Beckman GS 6R Centrifuge                              324       T.C. Lab 5                  7,040
Yes        1245       Kenmore Refrigerator                                  324       T.C. Lab 5                    500
Yes        1095       Cryomed Liquid Nitrogen Storage                       324       Utility Rm                  4,906

                                                                                                                       July 15, 1996

                                                                       EXHIBIT O


                                   EQUIPMENT

            ASSET                                                                                          ESTIMATED
APPROVED     NO.    DESCRIPTION                                       BLDG.    LOCATION                      COST
---------------------------------------------------------------------------------------------------------------------
Yes          960    Cryomed Liquid Nitrogen Storage                   324      Utility Room                   4,750
Yes          964    Taylor Wharton Liquid Nitrogen Storage            324      Utility Room                       1
Yes         1015    Forma Biological Safety Cabinet                   324      Zsebo Tech Rm 241              5,040
Yes         1017    Forma CO2 Incubator                               324      Zsebo Tech Rm 241              5,741
Yes         1018    Forma CO2 Incubator                               324      Zsebo Tech Rm 241              5,741
Yes         1043    Walloc Heat Sealer                                324      Zsebo Tech. Room 241           1,500
Yes         1016    Forma Biological Safety Cabinet                   324      Zsebo Tech Rm 241              5,040
Yes         1041    TomTec Cell Harvester                             324      Zsebotech Room 241            14,500
Yes          488    HP Desk Jet 550C Printer                          324                                     1,100
Yes          489    HP Laser Jet 4 Printer                            324                                     1,975
Yes          497    Blacher, Russ - Mac Centris 650                   324                                     2,429
Yes          926    Baell Cage Warmer                                 324                                    53,464
Yes         1180    Bellco 10-roller Apparatus                        324                                     2,352
Yes         1276    Matrix Pipettor                                   324                                     1,045

                                   Exhibit P

                          Antibody Business Agreements

[***]



[***] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                      -51-